                                                                   EXHIBIT 24.1

                               POWER OF ATTORNEY

                            MELLON BANK CORPORATION

  Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik and William E. Marquis, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to $500 million aggregate principal amount of subordinated debt securities, which subordinated debt securities are to be issued to one or more trusts created by the Corporation in connection with the issuance of preferred securities of such trusts, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with such subordinated debt securities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  This power of attorney shall be effective as of October 25, 1996 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Frank V. Cahouet                         /s/ Ira J. Gumberg
------------------------------------        ------------------------------------
Frank V. Cahouet, Director and              Ira J. Gumberg, Director
Principal Executive Officer


                                             /s/ Pemberton Hutchinson
------------------------------------        ------------------------------------
Dwight L. Allison, Jr., Director            Pemberton Hutchinson, Director


------------------------------------        ------------------------------------
Burton C. Borgelt, Director                 Rotan E. Lee, Director


/s/ Carol R. Brown                          /s/ Andrew W. Mathieson
------------------------------------        ------------------------------------
Carol R. Brown, Director                    Andrew W. Mathieson, Director


                                             /s/ Edward J. McAniff
------------------------------------        ------------------------------------
J. W. Connolly, Director                    Edward J. McAniff, Director


/s/ Charles A. Corry                         /s/ Robert Mehrabian
------------------------------------        ------------------------------------
Charles A. Corry, Director                  Robert Mehrabian, Director


/s/ C. Frederick Fetterolf                   /s/ Seward Prosser Mellon
------------------------------------        ------------------------------------
C. Frederick Fetterolf, Director            Seward Prosser Mellon, Director

/s/ David S. Shapira                        /s/ Wesley W. von Schack
------------------------------------        ------------------------------------
David S. Shapira, Director                  Wesley W. von Schack, Director

/s/ W. Keith Smith                          /s/ William J. Young
------------------------------------        ------------------------------------
W. Keith Smith, Director                    William J. Young, Director


------------------------------------
Joab L. Thomas, Director



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